SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

Delta International Oil & Gas, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction	(Commission File Number)
of incorporation)

8655 East Via de Ventura, Suite F127, Scottsdale, AZ	85258
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (480) 483-0420

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2015, the two-year term of Phillips W. Smith as a director terminated under the agreement pursuant to which Mr. Smith was retained as a director of the Company. The Delta Board appreciates the time and efforts expended by Mr. Smith over the past two years during which he has served as a director, and we look forward to continuing to seek Mr. Smith’s counsel and advice on matters concerning our Company. Considering Dr. Smith’s exceptional job, the Board of Directors has approved a modification to the common stock purchase warrants held by Mr. Smith to fully vest as of May 6, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA INTERNATIONAL OIL & GAS INC.
(Registrant)

By:	/s/ Santiago Peralta
Interim Chief Executive Officer

Date: May 6, 2015

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